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                                                                   EXHIBIT 23.1

                                [LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Netsol International, Inc. and Subsidiaries
(formerly Mirage Holdings, Inc.)
Calabasas, California

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement on Form S-3 under the Securities Act of 1933, of our report dated September 26, 2000, relating to the consolidated financial statements of Netsol International, Inc. and Subsidiaries as of June 30, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Stonefield Josephson, Inc.


CERTIFIED PUBLIC ACCOUNTANTS


Santa Monica, California
November 10, 2000